EMPLOYEE'S OPTION AGREEMENT

THIS AGREEMENT IS MADE AS OF THE 1ST DAY OF APRIL, 1998 (THE "AGREEMENT DATE").

BETWEEN:

                    IDAHO CONS0LIDATED METALS CORPORATION, a company duly incorporated under the laws of the Province of British Columbia, having a place of business at Suite 470, 504 Main Street, Lewiston, Idaho, 83501;

                  (the "Company")

AND:

                    TRUDY WEED
                    540 Burrell Street
                    P.O. Box 1788
                    Lewiston, ID 83501;

                   (the "Employee")

WHEREAS the Employee is a bona-fide employee of the Company, and the Company would like to grant to the Employee an option to purchase common shares of the Company on the terms and conditions hereinafter set forth;

NOW THEREFORE THIS AGREEMENT WITNESSES, that in consideration of the premises and of the covenants and agreements herein contained the parties hereto covenant and agree (the "Agreement") as follows:

1. From and including the Agreement Date through to and including the day 4 years from the Agreement Date (the "Termination Date"), the Employee shall have and be entitled to and the Company hereby grants to the Employee an option (the "Option") to purchase a total of 15,000 common shares without par value in the capital stock of the Company from treasury at the price of $0.26 per share.

2. Subject to the terms of this Agreement, the right to take up shares pursuant to the Option is exercisable by the Employee giving notice in writing to the Company accompanied by a cheque, certified if so required by the Company, in favour of the Company for the full amount of the purchase price of the shares then being purchased. Provided such written notice and payment are received by the Company prior to 5:00 p.m. local time on the Termination Date at its address first above written, the Company covenants and agrees to issue and deliver to the Employee, forthwith thereafter, a share certificate for the number of shares so purchased registered in the Employee's name.

3. This is an Option only and does not impose upon the Employee any obligation to take up and pay for any of the shares under Option.

4. The Option shall not be assignable or transferable by the Employee otherwise than by will or the law of intestacy and the Option may be exercised during the lifetime of the Employee only by the Employee himself.

5. This Option shall terminate 30 days after the Employee ceases to be an employee of the Company save and except where the Employee ceases to be an employee of the Company as a result of:

(a)  termination for cause; or

(b) by order of the Superintendent of Brokers for B.C., B.C. Securities Commission, Vancouver Stock Exchange or any securities regulatory body having jurisdiction to so order,

in which case the Option shall terminate on the date the Employee ceases to be an employee of the Company.

6. If the Employee should die while still an employee of the Company, the Option may then be exercised by the Employee's legal heirs or personal representatives to the same extent as if the Employee were alive and an employee of the Company for a period of one year after the Employee's death but only for such shares as the Employee was entitled to purchase pursuant to the Option at the date of the Employee's death.

7. This Agreement and any amendments hereto are subject to the approval of the Vancouver Stock Exchange and, if the Employee is an insider (as that term is defined in the Securities Act, S.B.C. 1997, c. 418) of the Company, by the members of the Company. In the event such approvals are not obtained, this Agreement shall be null and void and of no further force and effect.

8. In the event of any subdivision, consolidation or other change in the share capital of the Company while any portion of the Option is outstanding, the number of shares under option to the Employee and the exercise price thereof shall be adjusted in accordance with such subdivision, consolidation or other change in the share capital of the Company.

9. In the event that the Company undertakes an amalgamation, merger, reorganization or other arrangement while any portion of the Option is outstanding, the number of shares under option to the Employee and the exercise price thereof shall be adjusted in accordance with such amalgamation, merger, reorganization or other arrangement.

10. The Company hereby covenants and agrees to and with the Employee that it will reserve in its treasury sufficient shares to permit the issuance and allotment of shares to the Employee in the event the Employee exercises the Option.

IN WITNESS WHEREOF the parties have hereunto caused these presents to be executed effective as of the day and year first above written.

THE COMMON SEAL of IDAHO            )
CONSOLIDATED METALS                 )
CORPORATION was hereunto            )
affixed in the presence of:         )                          c/s
                                    )
___________________________________ )


SIGNED, SEALED AND DELIVERED        )
by TRUDY WEED in the presence of:                    )
                                                     )
Signature of                                         )
Witness: ___________________________________________ )
                                                     )        TRUDY WEED
Address of                                           )
Witness: ___________________________________________ )
                                                     )
Occupation                                           )
of Witness: _________________________________________)